                                                                   Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS

Shareholders & Board of Directors
First Shenango Bancorp, Inc.

We have audited the accompanying consolidated statements of financial position of First Shenango Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the First Shenango's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Shenango Bancorp, Inc., and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                 /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 6, 1998

FIRST SHENANGO BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION


                                                                                              December 31,
ASSETS                                                                                    1997             1996
                                                                                     -------------    -------------
Cash and cash equivalents:
  Cash and amounts due from depository institutions                                  $   2,069,639    $   1,817,504
  Interest-bearing deposits in financial institutions                                   13,579,118       14,916,979
                                                                                     -------------    -------------
                                                                                        15,648,757       16,734,483
Investment securities available for sale, carried at fair value                         94,658,748      125,288,762
Loans receivable, net of allowance for loan losses of $3,235,039 and $2,867,270        256,005,938      255,769,702
Accrued interest receivable                                                              2,202,693        2,331,437
REO and other repossessed assets, net                                                    1,111,333          736,852
Premises and equipment, net                                                              5,131,026        4,300,527
Prepaid expenses, sundry assets and deferred taxes                                         213,231          622,961
                                                                                     -------------    -------------
  TOTAL ASSETS                                                                       $ 374,971,726    $ 405,784,724
                                                                                     =============    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (including non-interest-bearing deposits of $4,971,054 and $4,647,926)      $ 275,221,031    $ 267,619,176
Advances from Federal Home Loan Bank and other borrowings                               47,724,598       86,455,211
Advance payments by borrowers for taxes and insurance                                    1,876,095        1,600,202
Accrued expenses, deferred taxes and other liabilities                                   2,287,692        7,055,808
                                                                                     -------------    -------------
  TOTAL LIABILITIES                                                                    327,109,416      362,730,397
SHAREHOLDERS' EQUITY
Preferred stock, no stated value, 10,000,000 shares authorized, none issued
Common stock $.10 par value, 15,000,000 shares authorized, 2,343,098 shares issued         234,310          234,310
Additional paid-in capital                                                              22,136,466       22,422,843
Treasury stock at cost (1997 - 274,091 shares and 1996 - 283,188 shares)                (6,233,171)      (6,374,001)
Less stock acquired by MSBPs and ESOP                                                     (551,287)        (674,997)
Net unrealized gains on securities available for sale, net of tax                        1,577,880          190,743
Retained earnings (substantially restricted)                                            30,698,112       27,255,429
                                                                                     -------------    -------------
  TOTAL SHAREHOLDERS' EQUITY                                                            47,862,310       43,054,327
                                                                                     -------------    -------------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $ 374,971,726    $ 405,784,724
                                                                                     =============    =============



See notes to consolidated financial statements.

FIRST SHENANGO BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME


                                                                     Year Ended December 31,
Interest income:                                               1997          1996          1995
                                                           ---------------------------------------
  Interest and fees on:
    First mortgage residential loans                       $12,455,760   $10,873,836   $ 9,798,017
    Commercial and other real estate loans                   4,550,862     4,038,809     2,916,192
    Consumer loans                                           3,974,920     4,980,977     5,319,750
  Interest and dividends on investments
     Taxable                                                 5,398,544     5,381,830     4,374,893
     Tax-exempt                                              1,701,816       902,260       752,574
     Dividends                                                 867,980       970,870       303,798
  Other interest                                               609,897       461,206       321,472
                                                           ---------------------------------------
    TOTAL INTEREST INCOME                                   29,559,779    27,609,788    23,786,696
                                                           ---------------------------------------
Interest expense:
  Deposits                                                  12,581,867    11,815,409    11,643,299
  Borrowed funds                                             4,379,924     3,144,270     1,075,248
                                                           ---------------------------------------
    TOTAL INTEREST EXPENSE                                  16,961,791    14,959,679    12,718,547
                                                           ---------------------------------------
    NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES    12,597,988    12,650,109    11,068,149
Provision for loan losses                                      772,580       898,479       917,864
                                                           ---------------------------------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     11,825,408    11,751,630    10,150,285
Non-interest income:
  Service charges and other fees                               758,075       801,346       855,304
  Gain on sale of investments and loans, net                    16,339       221,902        98,643
  Other                                                         15,941         4,510        12,016
                                                           ---------------------------------------
    TOTAL NON-INTEREST INCOME                                  790,355     1,027,758       965,963
Non-interest expense:
  Salaries and employee benefits                             3,123,946     3,024,912     2,797,937
  Occupancy and equipment, net                                 934,246     1,026,642     1,069,192
  Deposit insurance premiums                                   170,700     2,225,037       580,714
  Professional services                                        177,784       240,754       286,764
  REO operations                                               102,617       250,128        70,427
  Other                                                      1,327,105     1,336,543     1,325,603
                                                           ---------------------------------------
    TOTAL NON-INTEREST EXPENSE                               5,836,398     8,104,016     6,130,637
                                                           ---------------------------------------
    INCOME BEFORE INCOME TAXES                               6,779,365     4,675,372     4,985,611
Income tax expense:
  Federal                                                    1,754,850     1,380,150     1,602,250
  State                                                        438,825       285,225       304,175
                                                           ---------------------------------------
    TOTAL INCOME TAX EXPENSE                                 2,193,675     1,665,375     1,906,425
                                                           ---------------------------------------
    NET INCOME                                             $ 4,585,690   $ 3,009,997   $ 3,079,186
                                                           =======================================
  Earnings per share - basic                               $      2.31   $      1.40   $      1.41
  Earnings per share - diluted                             $      2.24   $      1.34   $      1.35


See notes to consolidated financial statements.

FIRST SHENANGO BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                      Unallocated                   Retained
                              Additional                Unallocated      Common      Unrealized     Earnings,     Consolidated
                    Common     Paid-In      Treasury    Common Stock   Stock Held    Gain (Loss)  Substantially  Shareholders'
                    Stock      Capital       Stock      Held by ESOP    by MSBPs    on Securities   Restricted       Equity
                    ----------------------------------------------------------------------------------------------------------
December 31,
1994               $234,310 $22,252,610    $(157,000)   $(892,551)    $(158,123)     $(401,406)   $23,002,750     $43,880,590
                   ----------------------------------------------------------------------------------------------------------
Deferred and
unearned
compensation
amortization of
ESOP and MSBPs
shares                          100,800                   114,568        85,284                                       300,652


Stock options
exercised                       (13,560)      43,560                                                                   30,000

Net income                                                                                          3,079,186       3,079,186

Cash dividends
declared on
common stock
at $.38
per share                                                                                            (846,910)       (846,910)

Purchase of
25,790 shares
of treasury
stock                                       (419,024)                                                                (419,024)

Change in
unrealized
(loss) on
investment
securities
available
for sale, net                                                                        1,598,092                      1,598,092
                   ----------------------------------------------------------------------------------------------------------
December 31,
1995               234,310   22,339,850     (532,464)    (777,983)      (72,839)     1,196,686     25,235,026      47,622,586
                   ----------------------------------------------------------------------------------------------------------
Deferred and
unearned
compensation
amortization of
ESOP and MSBPs
shares                          126,364                   114,283        60,695                                       301,342

Stock options
exercised                       (42,524)      95,994                                                                   53,470

MSBP shares
forfeited                          (847)                                    847

Net income                                                                                          3,009,997       3,009,997

Cash dividends
declared on
common stock
at $.46 per
share                                                                                                (989,594)       (989,594)

Purchase of
254,745 shares
of treasury
stock                                     (5,937,531)                                                              (5,937,531)

Change in
unrealized
gain on
investment
securities
available
for sale, net                                                                       (1,005,943)                    (1,005,943)
                   ----------------------------------------------------------------------------------------------------------
December 31,
1996              $234,310  $22,422,843  $(6,374,001)   $(663,700)     $(11,297)      $190,743    $27,255,429    $ 43,054,327
                   ----------------------------------------------------------------------------------------------------------




Deferred and
unearned
compensation
amortization of
ESOP and MSBPs
shares                          198,756                    112,413       11,297                                      322,466

Stock options
exercised                      (485,133)    863,263                                                                  378,130

Net income                                                                                          4,585,690      4,585,690

Cash dividends
declared on
common stock
at $.57 per
share                                                                                              (1,143,007)    (1,143,007)

Purchase of
28,716 shares
of treasury
stock                                       (722,433)                                                               (722,433)

Change in
unrealized
gain on
investment
securities
available
for sale, net                                                                        1,387,137                     1,387,137
                   ----------------------------------------------------------------------------------------------------------
December 31,
1997               $234,310 $22,136,466  $(6,233,171)    $(551,287)          $0     $1,577,880    $30,698,112    $47,862,310
                   ===========================================================================================================

See notes to consolidated financial statements

FIRST SHENANGO BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                                 Year Ended December 31,
OPERATING ACTIVITIES                                                                     1997            1996            1995
                                                                                    ---------------------------------------------
Net Income                                                                          $  4,585,690    $  3,009,997    $  3,079,186
Adjustments to reconcile net income to net cash provided by operating activities:
  Net gain on sale of investments and loans                                              (16,339)       (221,902)        (98,643)
  Provisions for estimated losses on loans                                               772,580         898,479         917,864
  Provisions for net losses on REO, repossessed and other assets                          11,781         132,726          12,492
  Provisions for depreciation and amortization                                           401,924         429,642         480,740
  Amortization of MSBPs and ESOP unearned and deferred compensation                      322,466         301,342         300,652
  Deferred federal income taxes                                                         (232,000)       (150,000)        (18,000)
  Decrease (increase) in accrued interest receivable, prepaid expenses and sundry
      assets                                                                             297,474        (647,817)       (478,182)
  Increase in accrued expenses and other liabilities                                      21,217         199,273         402,422
  (Decrease) increase in interest payable                                               (117,008)        222,685          93,612
                                                                                    ---------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                          6,047,785       4,174,425       4,692,143

INVESTING ACTIVITIES
Proceeds from maturities of investments and time deposits                             21,948,250      18,860,000      33,429,000
Proceeds from sales of investments                                                    16,510,649      29,679,214      26,759,420
Proceeds from sales of education loans                                                 1,997,714       1,939,776       1,309,422
Purchases of investments and time deposits                                           (15,771,847)    (98,775,820)    (62,980,856)
Principal repayment on mortgage-backed securities and CMOs                             8,312,243       7,045,290       3,958,938
Proceeds from sales of foreclosed real estate, repossessed and other assets              386,889         890,790         911,788
Loan originations, net of loans in process                                           (68,176,626)    (95,412,559)    (69,691,579)
Principal reduction on loans                                                          64,430,540      64,299,586      52,933,224
Redemption (purchase) of FHLB stock                                                    1,715,600      (2,847,600)        (32,600)
Additions to premises and equipment                                                   (1,232,423)       (501,148)       (191,817)
                                                                                    ---------------------------------------------
    NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                  30,120,989     (74,822,471)    (13,595,060)


FIRST SHENANGO BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

                                                                                      Year Ended December 31,
FINANCING ACTIVITIES                                                          1997             1996             1995
                                                                       ---------------------------------------------------
Net increase (decrease) in money market and NOW deposits                     3,899,718        8,827,941       (2,403,749)
Net decrease in savings deposits                                            (3,646,473)      (4,000,538)      (8,705,485)
Net increase in certificates of deposit                                      7,368,056        8,372,921       15,547,263
Proceeds from FHLB borrowings                                               61,930,110      102,998,000       26,216,600
Repayment of FHLB borrowings                                              (100,242,384)     (43,420,265)     (14,500,000)
Net (decrease) increase in other borrowings                                   (418,339)         211,822          (60,388)
Net increase (decrease) in advance payments by borrowers                       275,893          421,800         (216,813)
Net (decrease) increase in other liabilities for unsettled
  investment security purchases                                             (4,996,627)       4,996,627
Net proceeds from exercise of stock options                                    378,130           53,470           30,000
Payment of cash dividend on common stock                                    (1,080,151)        (972,278)        (780,933)
Purchase of treasury stock                                                    (722,433)      (5,937,531)        (419,024)
                                                                       ---------------------------------------------------
  NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES                         (37,254,500)      71,551,969       14,707,471
  NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                      (1,085,726)         903,923        5,804,554
Cash and cash equivalents at beginning of year                              16,734,483       15,830,560       10,026,006
                                                                       ---------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $ 15,648,757    $  16,734,483    $  15,830,560
                                                                       ===================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                               $  17,078,799    $  14,764,451    $  12,597,478
  Income taxes                                                           $   2,414,269    $   1,892,830    $   1,893,707
Non-cash investing activities:
  Transfer from investment securities held to maturity to available
    for sale                                                                                               $  36,490,179
  Transfer from loans to REO                                             $     459,338    $     317,685    $   2,084,215
  Transfer from loans to other repossessed assets                        $     649,396    $     978,062    $     611,705
Non-cash financing activities:
  Dividends declared but not paid                                        $     302,082    $     239,225    $     223,151


See notes to consolidated financial statements.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997, 1996 and 1995

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of First Shenango Bancorp, Inc., its wholly-owned subsidiary, First Federal Savings Bank of New Castle (the "Savings Bank"), and the Savings Bank's wholly-owned subsidiary, Tri- State Service Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Business

The Savings Bank's primary business activities are to attract savings deposits from the general public and to invest such deposits, together with other sources of funds in first mortgage residential, commercial and other real estate and consumer loans, mortgage-backed and investment securities. The Savings Bank is a federally chartered stock savings bank headquartered in New Castle, Pennsylvania, with 109 employees and three additional branch offices located within and throughout the Lawrence County community. The Savings Bank is a community oriented full service retail savings institution offering traditional mortgage lending, along with loan origination activities in multi-family, commercial real estate, consumer and commercial business loan products primarily in its local market area. The Savings Bank has roots in this community going back to 1887. There has been slow economic growth within Lawrence County in recent years, and the Savings Bank has resorted to developing correspondent relationships in surrounding counties to develop additional markets for loan growth. The Savings Bank maintains over 80% of its lending activities within 100 miles of its New Castle headquarters. The Savings Bank's deposits are primarily from within the Lawrence County community.

Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. Most significantly, the Company uses estimates in determining the allowance for loan losses.

Cash and Cash Equivalents

The Company considers all highly liquid investments such as cash and amounts due from depository institutions and interest-bearing deposits in financial institutions which have an original maturity of three months or less as cash and cash equivalents.

Investment Securities

Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as "available for sale." Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other related factors. Securities available for sale are recorded at their estimated fair value with unrealized gains and losses, net of deferred taxes, reported as a separate component of shareholders' equity. Gains and losses on the sale of securities are determined on the specific identification method. If a security has a decline in fair value that is other than temporary, the security will be written down to its fair value by recording a loss in the consolidated statements of income.

Securities that management has the positive intent and the Company has the ability at the time of purchase or origination to hold until maturity are classified as "held to maturity." Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, the security will be written down to its new basis by recording a loss in the consolidated statements of income.

FIRST SHENANGO BANCORP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Receivable

Discounts on first mortgage loans are amortized to income using the level yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts on other loans are recognized over the lives of the loans using the level yield method.

The allowance for loan losses is increased by charges to income and decreased by net charge-offs. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Uncollectible interest on loans that are contractually past due is charged off. An allowance is established based on management's periodic evaluation or when the loan is ninety days delinquent. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the impairment in the borrower's ability to make periodic interest and principal payments has been removed, in which case the loan is returned to accrual status.

The Company is a party to financial instruments with off-balance sheet risk (commitments to extend credit) in the normal course of business to meet the financing needs of its customers. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the customer. Since some commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis, using the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based upon management's credit evaluation of the counter-party.

Real Estate Owned and Other Repossessed Assets

Real estate owned, consisting of real estate acquired by foreclosure or deed in lieu of foreclosure, is recorded at the lower of cost or fair value at date of acquisition less estimated selling cost. Fair value is defined as the amount reasonably expected to be received in a current sale between a willing seller (the Savings Bank) and a willing buyer. Costs incurred in developing or preparing properties for sale are capitalized. Income and expenses of operating and holding properties are recorded in operations as incurred. Gains and losses from sales of such properties are recognized as incurred.

Premises and Equipment

Premises and equipment are recorded at cost. Depreciation is computed using the straight-line method over the expected useful lives of the assets. The cost of maintenance and repairs is expensed as it is incurred, and renewals and betterments are capitalized. When equipment is retired, its cost and the related accumulated depreciation are generally eliminated from the respective accounts.

Income Taxes

The Company, Savings Bank and its subsidiary file a consolidated federal income tax return. Each company pays its proportionate share of taxes in accordance with a tax sharing agreement. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax asset or liability is expected to be realized or settled. Separate state income tax returns are filed by each entity. Deferred income taxes are provided by the liability method.

FIRST SHENANGO BANCORP INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deposit Accounts

Interest on deposit accounts is computed monthly and paid or credited to deposit accounts each calendar quarter, except for certain certificate and checking accounts which are accrued monthly and paid either monthly, semi-annually or annually.

Earnings Per Share

During February 1997, the Financial Accounting Standards Board adopted Statement No. 128, "Earnings per Share," ("FAS 128") which is effective for periods ending after December 15, 1997. FAS 128 supersedes Accounting Principles Board Opinion 15 and supersedes or amends various other accounting pronouncements. FAS 128 simplifies the standards for computing earnings per share ("EPS") and makes them comparable to international standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Early adoption of FAS 128 was not permitted, however, restatement of all prior period EPS data presented was required upon adoption as of December 31, 1997. See Note 9.

Treasury Stock

The purchase of the Company's common stock is recorded at cost. In the event of subsequent reissue, the treasury stock account is reduced by the cost of such stock on the average cost basis, with any excess proceeds credited to additional paid-in capital. Treasury stock is available for general corporate purposes.

Stock Options

In October, 1995, the FASB issued FAS 123 "Accounting for Stock-Based Compensation" which is effective for fiscal years beginning after December 15, 1995. FAS 123 provides companies with a choice either to expense the fair value of employee stock options over the vesting period or to continue the previous practice of measuring compensation cost under Accounting Principles Board Opinion 25 but disclose the pro forma effects on net income and earnings per share had the fair value method been used for options granted in fiscal years beginning after December 15, 1994. The Company has elected to use the disclosure only option and record no financial statement expense from the granting of stock options at fair market value. See Note 10.

Recent Accounting Pronouncements

In June 1996, the FASB issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." FAS 125 provides new accounting and reporting standards for sales, securitizations and servicing of receivables and other financial assets, for certain secured borrowing and collateral transactions, and for extinguishments of liabilities. FAS 125 as amended by FASB Statement No. 127, "Deferral of Effective Date of Certain Provisions of FAS 125" is generally to be applied to transactions occurring after December 31, 1996, with certain provisions having been delayed until 1998. FAS 125 did not materially impact the company's financial position or results of operations as a result of adoption.

In February 1997, the FASB issued FAS 129, "Disclosure of Information about Capital Structure," which consolidates existing guidance relating to capital structure. This standard is effective for reporting periods ending after December 15, 1997. Adoption of this standard did not change the previous presentation regarding capital structure.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (Continued)

In June 1997, the FASB issued FAS 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The standard is effective for years beginning after December 15, 1997, and will be adopted by the Company as of January 1, 1998. Adoption of this standard is not expected to significantly impact the presentation of the financial statements.

In June 1997, the FASB also issued FAS 131, "Disclosures About Segments of an Enterprise and Related Information," which supersedes FAS 14. Under FAS 131's "management approach," public companies will report financial and descriptive information about their operating segments. FAS 131 is also effective for years beginning after December 15, 1997, however, because the Company operates in only one line of business, adoption of FAS 131 will have no impact on the Company's financial statement presentation.

Reclassification

Certain items previously reported have been reclassified to conform with the current year's reporting format. These reclassifications had no impact on net income.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2.  INVESTMENT SECURITIES



A summary of investment securities available for sale is as follows:

                                                                            December 31, 1997
                                                --------------------------------------------------------------------------
                                                                              Gross            Gross
                                                         Amortized         Unrealized        Unrealized            Fair
                                                           Cost               Gains            Losses              Value
                                                --------------------------------------------------------------------------
U.S. Government and agency securities                  $   999,556        $    9,352                           $ 1,008,908
Collateralized mortgage obligations                     41,411,384           546,681          (56,326)          41,901,739
Municipal obligations                                   29,630,028         1,517,487                            31,147,515
Other debt securities                                      250,000             8,125                               258,125
Mortgage-backed securities                               7,501,455           278,133                             7,779,588
FHLB stock                                               2,574,200                                               2,574,200
Other marketable equity securities                       9,901,245            93,689           (6,261)           9,988,673
                                                --------------------------------------------------------------------------
                                                       $92,267,868        $2,453,467         $(62,587)         $94,658,748
                                                ==========================================================================


                                                                              December 31, 1996
                                                --------------------------------------------------------------------------
                                                                            Gross             Gross
                                                       Amortized         Unrealized        Unrealized            Fair
                                                         Cost               Gains            Losses              Value
                                                --------------------------------------------------------------------------
U.S. Government and agency securities                 $  9,598,446        $   28,642        $ (14,299)        $  9,612,800
Collateralized mortgage obligations                     45,760,876           252,108         (147,103)          45,865,881
Municipal obligations                                   26,909,987           461,373          (87,457)          27,283,903
Other debt securities                                      250,000            11,563                               261,563
Mortgage-backed securities                              28,069,974           280,154         (565,358)          27,784,770
FHLB stock                                               4,289,800                                               4,289,800
Other marketable equity securities                      10,120,936            95,000          (25,891)          10,190,045
                                                --------------------------------------------------------------------------
                                                      $125,000,019        $1,128,840        $(840,097)        $125,288,762
                                                ==========================================================================

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2.  INVESTMENT SECURITIES (Continued)

The investment portfolio includes fixed and floating rate collateralized mortgage obligations ("CMOs"). The interest rates on the floating rate CMOs reset monthly in accordance with changes in the London Interbank Offered Rate ("LIBOR"), and were purchased in conjunction with the Company's interest rate risk management strategy. An increase in market interest rates may have the effect of reducing principal prepayments, thus extending the lives of these securities. Conversely, a decline in market interest rates may increase principal prepayments, shortening the securities' average lives. This would increase the overall yield on these CMOs, since they were generally purchased at discounts.

The amortized cost and fair value of investment securities at December 31, 1997, by contractual maturity, are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities and CMOs, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities and CMOs may mature earlier than their weighted-average contractual maturities because of principal prepayments.

                                                           Amortized
Debt and mortgage related securities:                        Cost              Fair Value
                                                     --------------------------------------
  Due after one year through five years                    $   269,834         $   278,607
  Due after five years through ten years                     2,568,723           2,634,204
  Due after 10 through 20 years                             17,669,723          18,562,072
  Due after 20 years                                        59,284,143          60,620,992
                                                     --------------------------------------
  Total                                                     79,792,423          82,095,875
Marketable equity securities and FHLB stock                 12,475,445          12,562,873
                                                     --------------------------------------
  Total investment securities                              $92,267,868         $94,658,748
                                                     ======================================

The Savings Bank is a member of the FHLB System. As a member, the Savings Bank maintains an investment in the capital stock of the FHLB of Pittsburgh, at cost, in an amount not less than 1% of its qualifying assets as defined by the FHLB or 1/20th of its outstanding borrowings, if any, whichever is greater.

During the year ended December 31, 1997, debt securities with fair values of $16,510,649 were sold resulting in gross gains and losses of $59,946 and $77,202, respectively. During the year ending December 31, 1996, debt and equity securities with fair values of $29,679,214 were sold resulting in gross gains and losses of $246,513 and $59,325, respectively.

Investment securities, with amortized cost and fair values, respectively, of $9,385,698 and $9,658,749 at December 31, 1997, and of $18,875,096 and
$18,490,771 at December 31, 1996 were pledged as collateral for public unit deposits and other third party collateral agreements.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3.  LOANS

                                              December 31,
                                           1997           1996
                                       ---------------------------
First mortgage residential:
  One-to-four family residential       $172,746,874   $158,817,080
  Construction                              746,288      1,287,007
                                       ---------------------------
                                        173,493,162    160,104,087
Commercial and other real estate         22,230,915     24,753,320
Commercial business                      19,515,048     20,944,114
Commercial land and land development      7,349,649      3,488,337
Automobile                               18,133,970     32,239,765
Home equity                              14,947,568     15,327,772
Other consumer                            3,622,586      3,796,998
                                       ---------------------------
Gross loans held for investment         259,292,898    260,654,393
Less:
  Loans in process                        2,662,374      5,114,248
  Unearned discounts                         82,539        100,115
  Net deferred fees                         731,335        261,344
  Allowance for losses                    3,235,039      2,867,270
                                       ---------------------------
Net loans held for investment           252,581,611    252,311,416
Education loans held for sale             3,424,327      3,458,286
                                       ---------------------------
                                       $256,005,938   $255,769,702
                                       ===========================

Activity in the allowance for loan losses is summarized as follows for the years ended December 31:

                                                                 1997           1996          1995
                                                             -----------------------------------------
Balance at beginning of year                                 $ 2,867,270    $ 2,471,658    $ 2,699,632
Provision charged to income - mortgage                           120,000                           256
Provision charged to income - commercial                         246,284        300,000        585,000
Provision charged to income - consumer                           406,296        598,479        332,608
Charge-offs - commercial                                         (36,011)       (60,000)      (856,634)
Charge-offs - consumer                                          (411,287)      (486,642)      (326,687)
Recoveries - consumer                                             42,487         43,775         37,483
                                                             -----------------------------------------
Balance at end of year                                       $ 3,235,039    $ 2,867,270    $ 2,471,658
                                                             =========================================
The allowance for loan losses at December 31 consisted of:
Mortgage                                                     $   452,000    $   332,000    $   332,000
Commercial                                                     1,304,073      1,093,800        853,800
Consumer                                                       1,478,966      1,441,470      1,285,858
                                                             -----------------------------------------
                                                             $ 3,235,039    $ 2,867,270    $ 2,471,658
                                                             =========================================

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3.  LOANS (Continued)

The estimated fair value of education loans held for sale approximates book value. Gains on sales of education loans were $33,595, $34,714, and $33,853 in 1997, 1996 and 1995, respectively.

Loans serviced for others totalled $1,567,619, $1,101,591 and $699,379 at December 31, 1997, 1996 and 1995, respectively, which generated fee income of $1,471, $867 and $1,488, respectively. Loans serviced by others totalled $11,314,458, and $12,518,218 at December 31, 1997, and 1996, respectively. The
Company's loan portfolio is geographically diversified, being in 21 states as of December 31, 1997.

The Company held two loans with a combined balance of $2.77 million at December 31, 1997, and one loan with a balance of $1.76 million at December 31, 1996, which were considered impaired. Because the market values of the collateral securing these loans exceed the loans' recorded balances, no specific loss reserves are deemed necessary; however, the loans have been included in management's assessment of the adequacy of general valuation allowances. The loan which was considered impaired at both year-end dates, has not been placed on non-accrual status, nor does management expect it to be in the foreseeable future. The loan which was only considered impaired at December 31, 1997, was placed on non-accrual status during the fourth quarter of 1997. The average recorded investment in impaired loans during the years ended December 31, 1997 and 1996, was approximately $1.98 million and $1.78 million, respectively, while $137,000 and $141,000 was recorded in interest income on impaired loans during those years.

Loans which the Company considers non-performing due to being placed on non-accrual status as a result of being in arrears three months or more are as follows:


Year              Number of loans            Balance             Percent of loans held for investment
- -----------------------------------------------------------------------------------------------------
1997                    123                 $2,774,357                           1.10%
1996                    92                  $1,013,103                           0.40%



The foregone interest on non-performing loans for the years ended December 31, 1997, 1996, and 1995 was $148,651, $41,709 and $34,933, respectively. Interest received in cash of $171,935, $69,879, and $45,535 on non-accrual loans is included in income in 1997, 1996, and 1995, respectively.

At December 31, 1997 and 1996, respectively, the Company was committed under various agreements to originate first mortgage residential loans of $1,467,390 and $1,455,100, commercial and other real estate loans of $5,335,693 and $1,974,326, and consumer loans of $42,230 and $1,045,229 and had $3,055,868 and
$4,791,600 in unused commercial lines of credit, $2,145,495 and $2,115,569 in commercial letters of credit issued, $6,517,403 and $6,163,578 in unused home equity lines of credit, $2,011,914 and $2,021,514 in unused personal unsecured lines of credit and $590,047 and $486,369 in unused credit card lines. There were no commitments to lend additional funds to debtors whose loans with the Company were non-performing as of December 31, 1997 or 1996.

NOTE 4.  REAL ESTATE OWNED AND OTHER REPOSSESSED ASSETS

REO and other repossessed assets are summarized as follows:


                                                                December 31,
                                                            1997            1996
                                                         --------------------------
Acquired in foreclosure or deed in lieu of foreclosure   $ 1,094,477    $   705,881
Other repossessed assets                                      21,856         30,971
Allowance for REO and other repossessed asset losses          (5,000)
                                                         --------------------------
                                                         $ 1,111,333    $   736,852
                                                         ==========================

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4. REAL ESTATE OWNED AND OTHER REPOSSESSED ASSETS (Continued)

The following is an analysis of the allowance for REO and other repossessed asset losses:


                                       Year Ended December 31,
                                  1997         1996        1995
                               -----------------------------------
Balance at beginning of year   $       0    $       0    $       0
Provisions charged to income      11,782      133,551       12,492
Charge-offs                      (44,591)    (168,516)     (84,044)
Recoveries                        37,809       34,965       71,552
                               -----------------------------------
Balance at end of year         $   5,000    $       0    $       0
                               ===================================

NOTE 5.  PREMISES AND EQUIPMENT

Premises and equipment are as follows:

                                      December 31,
                                    1997        1996
                                -----------------------
Land and land improvements      $  597,553   $  578,998
Buildings                        6,052,638    5,001,669
Leasehold improvements              61,997       21,780
Furniture and equipment          2,402,204    1,934,407
Construction in progress            24,708      388,107
                                -----------------------
                                 9,139,100    7,924,961
Less accumulated depreciation    4,008,074    3,624,434
                                -----------------------
                                $5,131,026   $4,300,527
                                =======================

The Company is committed under a number of non-cancelable operating leases for facilities and equipment with initial or remaining terms in excess of one year. The Neshannock Township, Shenango Township, and Union Township branches are constructed on leased land.


Branch                  Annual Rental       Expiration Date      Renewal Options
- ------------------------------------------------------------------------------------------
Neshannock Township        $2,500              10/31/22             None
Shenango Township          23,000              07/31/99             Seven, 5-year options
Union Township             19,980              08/31/07             Six, 5-year options


The future minimum rental payments required under non-cancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1997 are as follows: 1998 - $45,480, 1999 - $35,897, 2000 - $22,480, 2001 -
$22,480, 2002 - $22,480 and subsequent years - $132,833. Total rental expense for all operating leases for 1997, 1996 and 1995 was $55,985, $53,928 and $56,058, respectively.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6.  DEPOSITS

Deposit account balances are as follows:

                                                                                 December 31,
                                                                     1997                             1996
                                                           ----------------------------------------------------------------
                                                 Stated
                                                  Rate              Amount             %             Amount             %
                                             -----------------------------------------------------------------------------
Non-interest-bearing demand deposits:                           $  4,971,054          1.81       $  4,647,926         1.74
Interest-bearing deposits:
  NOW deposits                                                    26,916,213          9.78         25,750,252         9.62
  Money market deposits                                           20,745,913          7.54         18,335,286         6.85
  Savings deposits                                                55,919,113         20.32         59,558,081        22.25
  Club deposits                                                      232,023          0.08            239,567         0.09
  Certificates                                 0.00-4.00%            687,315          0.25          1,220,331         0.46
                                               4.01-6.00%         79,588,749         28.92        103,833,034        38.80
                                               6.01-8.00%         69,252,911         25.16         35,198,534        13.15
                                              8.01-10.00%         16,808,803          6.11         18,717,823         6.99
                                                           ----------------------------------------------------------------
                                                                 275,122,094         99.97        267,500,834        99.95
Accrued interest on certificates                                      98,937          0.03            118,342         0.05
                                                           ----------------------------------------------------------------
                                                                $275,221,031        100.00       $267,619,176       100.00
                                                           ================================================================

A summary of certificates by maturity is as follows:

                                             December 31,
                                         1997           1996
                                     ----------------------------
0 - 1 Year                           $ 80,205,766   $ 76,154,716
1 - 2 Years                            58,787,175     38,272,971
2 - 3 Years                             6,030,558     23,900,635
3 - 4 Years                             7,833,043      4,833,236
4 - 5 Years                             3,780,941      7,228,342
Thereafter                              9,700,295      8,579,822
                                     ----------------------------
                                      166,337,778    158,969,722
Accrued interest                           98,937        118,342
                                     ----------------------------
                                     $166,436,715   $159,088,064
                                     ============================

The aggregate of all deposits over $100,000 amounted to $28,780,114 and $31,854,274 at December 31, 1997 and 1996, respectively.

Interest on deposits is summarized as follows:

                                           Year Ended December 31,
                                     1997            1996           1995
                                --------------------------------------------
Money market and NOW deposits   $  1,346,537    $  1,051,885    $    860,111
Savings and club deposits          1,558,815       1,655,368       1,763,451
Certificates of deposit            9,709,911       9,134,262       9,042,574
Interest forfeitures                 (33,396)        (26,106)        (22,837)
                                --------------------------------------------
                                $ 12,581,867    $ 11,815,409    $ 11,643,299
                                ============================================

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7.  ADVANCES FROM FEDERAL HOME LOAN BANK AND OTHER BORROWINGS

Advances from the FHLB at December 31 consisted of the following:

                                                   1997                                     1996
                                        ----------------------------------------------------------------------
                                                            Interest                                Interest
                                          Balance             Rate               Balance              Rate
                                        ----------------------------------------------------------------------
Due within one year                        $26,000,000     5.39%-5.63%           $69,530,000       5.34%-6.76%

Due within two years                        21,143,000     5.50%-6.13%             5,000,000             5.39%
Due within three years                                                            11,143,000       5.50%-6.13%
Due after five years                           339,061     5.97%-6.94%               121,335             6.94%
                                        --------------                         --------------
Total                                      $47,482,061                           $85,794,335
                                        ==============                         ==============
Weighted average interest rate at
   end of period                                                 5.67%                                   6.06%
                                                          ===========                              ==========



The Savings Bank has a line of credit and a repurchase agreement with the FHLB. The total amount of credit available to the Savings Bank through these products was approximately $18,297,000 and $50,000,000 at December 31, 1997,
respectively, and the outstanding balances were $0 and $21,000,000. The balances are due on demand and the interest rates may change daily. Borrowings from the FHLB are secured by the Savings Bank's stock in the FHLB and other qualifying assets. The Savings Bank's maximum borrowing capacity from the FHLB was approximately $172,567,000 at December 31, 1997.

Other borrowings at December 31, 1997 and 1996 consist of $242,537 and $660,876 in uninsured investment agreements between the Savings Bank and certain commercial customers. The interest rate on these agreements resets weekly based on changes in the federal funds rate less a negotiated margin. Securities with a market value of approximately $1,365,000 and $987,000 at December 31, 1997 and 1996, respectively, were pledged as collateral for these borrowings.

NOTE 8.  INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                     Year Ended December 31,
                1997           1996           1995
             -----------------------------------------
Federal:
  Current    $ 1,986,850    $ 1,530,150    $ 1,620,250
  Deferred      (232,000)      (150,000)       (18,000)
             -----------------------------------------
               1,754,850      1,380,150      1,602,250
State:
  Current        438,825        285,225        304,175
             -----------------------------------------
             $ 2,193,675    $ 1,665,375    $ 1,906,425
             =========================================

Income tax expense (benefit) of the Company differs from the amounts computed by applying the statutory U.S. federal income tax rate of 34 percent to income before income taxes because of the following:

                                                    Percent of Pretax Income
                                                    Year Ended December 31,
                                                   1997      1996      1995
                                                  -----------------------------
Federal statutory rate                             34.00%    34.00%    34.00%
Tax free income                                    (6.99%)   (5.47%)   (4.36%)
State income tax expense, net of federal income
  tax                                               4.27%     4.03%     4.03%
Qualified dividend received exclusion              (0.52%)   (0.68%)   (0.19%)
Other items, net                                    1.60%     3.74%     4.76%
                                                  -----------------------------
                                                   32.36%    35.62%    38.24%
                                                  =============================

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE: 8. INCOME TAXES (Continued)

Included in other liabilities at December 31, 1997 and in other assets at December 31, 1996, are a net deferred tax liability and asset of $242,000 and $241,000, respectively. The tax effects of the temporary differences that comprise the net deferred tax asset and liability are as follows:

                                                              1997          1996
                                                          --------------------------
Deferred tax assets:
  Allowance for losses on loans                           $   899,000    $   800,000
  Other                                                       128,000         82,000
                                                          --------------------------
    Total deferred tax assets                               1,027,000        882,000
Deferred tax liabilities:
  Net unrealized gain on investments available for sale       813,000         98,000
  Deferred loan income                                        181,000        251,000
  Depreciation expense                                         95,000        112,000
  Other                                                       180,000        180,000
                                                          --------------------------
    Total deferred tax liabilities                          1,269,000        641,000
                                                          --------------------------
Net deferred tax (liability) asset                        ($  242,000)   $   241,000
                                                          ==========================

Retained earnings at December 31, 1997, include financial statement tax bad debt reserves of $8,263,000. The Small Business Job Protection Act of 1996 passed on August 20, 1996 eliminated the special bad debt deduction previously granted solely to thrifts. This results in the recapture of past taxes for permanent deductions arising from the "applicable excess reserve," which is the total amount of the Savings Bank's reserve over its base year reserve as of December 31, 1987. Because the Savings Bank had no "applicable excess reserve," no recapture tax exists.

The Savings Bank is subject to the Pennsylvania Mutual Thrift Institution Tax which is currently calculated at 11.50% of earnings based on generally accepted accounting principles with certain adjustments.

NOTE 9. EARNINGS PER SHARE

Earnings per share for the years ended December 31, 1997, 1996, and 1995, were calculated as follows:

                                                              December 31,
                                                  1997            1996           1995
                                               -----------------------------------------
Net Income                                     $ 4,585,690    $ 3,009,997    $ 3,079,186
                                               =========================================
Weighted average common shares issued            2,343,098      2,343,098      2,343,098
Average unallocated ESOP shares                    (66,339)       (74,863)       (87,177)
Average unvested and forfeited MSBP shares         (14,742)       (31,940)       (50,066)
Weighted average treasury shares                  (276,789)       (78,614)       (25,223)
                                               -----------------------------------------
Weighted common shares outstanding - basic       1,985,228      2,157,681      2,180,632
                                               =========================================
Basic earnings per share                       $      2.31    $      1.40    $      1.41
                                               =========================================
Weighted common shares outstanding - basic       1,985,228      2,157,681      2,180,632
Average unvested MSBP shares                         4,375         21,469         37,076
Net effect of dilutive stock options                60,110         62,084         55,208
                                               -----------------------------------------
Weighted common shares outstanding - diluted     2,049,713      2,241,234      2,272,916
                                               =========================================
Diluted earnings per share                     $      2.24    $      1.34    $      1.35
                                               =========================================

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10.  STOCK BENEFIT PLANS

Stock Option Plan:

Pursuant to the Company's stock option and incentive plan ("Option Plan"), options for up to 224,825 shares of the Company's stock may be granted to directors and officers of the Savings Bank. Options granted under the Option Plan may be either incentive or non-incentive stock options. All options have 10 year terms, and vest and become exercisable 25% per year.

For options granted beginning in 1995, pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of the grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.42%, dividend yield of 2.31%, a volatility factor of the expected market price of the Company's common stock of
 .152, and an expected life of the options of 7.20 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Under FAS 123, the Company's net income for 1997 and 1996 would have been $4,581,610 and $3,009,056, respectively. Basic and diluted earnings per share for 1997 would have been $2.31 and $2.24, respectively, and basic and diluted earnings per share for 1996 would have been $1.39 and $1.34, respectively.

A summary of the Company's stock option activity and related information for the years ended December 31 is as follows:

                                          1997                         1996                        1995
                                   -------------------------------------------------------------------------------------
                                                Weighted                   Weighted                         Weighted
                                                 Average                    Average                         Average
                                   Options    Exercise Price     Options  Exercise Price    Options      Exercise Price
                                   -------------------------------------------------------------------------------------
Outstanding at beginning of year   146,887     $   10.37         150,446   $   10.00        160,472       $   10.00
Granted                                                            5,000       20.75
Forfeited                                                          3,212       10.00          7,026           10.00
Exercised                           37,813         10.00           5,347       10.00          3,000           10.00
                                   -------------------------------------------------------------------------------------
Outstanding at end of year         109,074     $   10.49         146,887   $   10.37        150,446       $   10.00
                                   =====================================================================================

Options granted in 1996 have an exercise price of $20.75 and expire in 2006. All other options have an exercise price of $10.00 and expire in 2003. At December 31, 1997, 104,074 options were exercisable at $10.00 per share and 1,250 options were exercisable at $20.75 per share.

Employee Stock Ownership Plan:

The Company has an ESOP for the benefit of employees who meet the eligibility requirements which include having completed one year of service with the Savings Bank and having attained age 21. The ESOP Trust purchased 112,412 shares of common stock in the Company's initial public offering with proceeds from a loan from the Company. The Savings Bank makes cash contributions to the ESOP on an annual basis sufficient to enable the ESOP to make the required loan payments to the Company.

The note payable referred to above bears interest at prime rate plus one percent, adjustable quarterly, with interest payable quarterly and principal payable in equal annual installments over ten years. The loan is secured by the shares of the stock purchased.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10.  STOCK BENEFIT PLANS (Continued)

The Company accounts for its ESOP in accordance with Statement of Position 93-6. As the debt is repaid, shares are released from collateral and allocated to qualified employees based on the proportion of debt service paid in the year. Accordingly, the shares pledged as collateral are reported as deferred ESOP shares in the statement of financial position. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt.

Deferred compensation expense for the ESOP was $310,216, $240,829 and $215,605 for the years ended December 31, 1997, 1996 and 1995, respectively.


                                                                    1997           1996           1995
                                                              -----------------------------------------
Allocated shares                                                   42,099         31,853         23,157
Shares released for allocation                                     11,241         11,428         11,457
Shares distributed                                                 (1,962)        (1,182)        (2,761)
Unreleased shares                                                  55,129         66,370         77,798
                                                              -----------------------------------------
Total ESOP shares                                                 106,507        108,469        109,651
                                                              =========================================
Fair value of unreleased shares at December 31                $ 2,040,000    $ 1,493,000    $ 1,595,000
                                                              =========================================

Management Stock Bonus Plans ("MSBPs"):

The Company and Savings Bank adopted MSBPs for Directors and Management. A total of 89,930 shares of restricted stock were awarded on April 5, 1993, the conversion date, in the form of restricted stock payable over a four year vesting period, at 25 percent per year, beginning April 5, 1994. The MSBPs shares purchased in the conversion were initially excluded from shareholders' equity. The Company recognizes compensation expense in the amount of the fair market value of the common stock at the grant date, pro rata over the years during which the shares are payable and recorded as an addition to shareholders' equity. Compensation expense attributable to the MSBPs amounted to $11,297 in 1997, $60,695 in 1996 and $85,284 in 1995. The shares are entitled to all voting and other shareholder rights, except that the shares, while restricted, cannot be sold, pledged or otherwise disposed of, and are required to be held in escrow.

If a holder of restricted stock under the MSBPs terminates employment for reasons other than death, disability, retirement or change in control in the Company, such employee forfeits all rights to any allocated shares which are still restricted. If termination is caused by death, disability, retirement or change in control of the Company, all allocated shares become unrestricted.

The following table summarizes the MSBPs activity for the periods indicated:


                                                       1997     1996     1995
                                                    ----------------------------
Restricted shares at beginning of year                16,807   36,324   58,553
Shares vested                                         16,807   18,162   22,229
Shares forfeited                                                1,355
                                                    ----------------------------
Restricted shares at end of year                           0   16,807   36,324
                                                    ============================

Forfeited shares have been placed in the plan reserve and are eligible for reallocation at the direction of the Plan Trustees.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11.  PENSION PLAN

The Savings Bank has a defined benefit pension plan covering all of its qualified full-time employees. The Savings Bank's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

The pension plan provides for monthly payments to each participating employee at normal retirement age (age 65). The annual benefits payable under the pension plan are equal to 1.25% of Final Average Compensation ("FAC") as defined in the plan, excluding overtime, commission and bonus pay multiplied by years of service.

For the periods through December 31, 1994, the Savings Bank was the sponsor of a single employer plan for the benefit of its employees. Effective January 1, 1995, the Savings Bank changed administrators of this plan and pooled the assets and liabilities of the plan with a multiemployer plan in which the Savings Bank participates with a number of other financial institutions. This plan invests primarily in fixed income and equity securities, both domestic and international. The qualifications for employees to participate in the multiemployer plan and the benefits which they will be entitled to receive upon retirement are substantially the same as under the single employer plan. The Savings Bank did not receive a reversion of any assets from the plan as a result of this change. The Savings Bank expects to benefit from this change through reduced future contributions, and thus, reduced charges to earnings, due to the overfunded status of the multiemployer plan. Pension expense for 1997, 1996 and 1995 was $0, $0 and $48,637, respectively.

The Company established a qualified plan under Section 401(k) of the Internal Revenue Code for substantially all of its employees which allows participants to make contributions by salary reduction equal to or less than 9% of gross annual salary. The Company matches contributions equal to 50% of the employee's contributions, up to 4% of compensation. The Company's contributions to the plan in 1997, 1996 and 1995 were $28,793, $24,090 and $21,436, respectively.

During 1993, the Company adopted a supplemental executive retirement plan ("SERP") for the benefit of the President. The purpose of the SERP is to furnish the President with supplemental post-retirement benefits in addition to those which will be provided under the Company's pension plan and other retirement benefits. Benefits payable under the SERP are anticipated to equal approximately $1,000 per month upon retirement at age 65 for a minimum of 120 months. Payments under the SERP are being accrued for financial reporting purposes during the period of the President's employment. The SERP is unfunded. All benefits payable under the SERP will be paid from current assets of the Company. There are no tax consequences to either the President or the Company prior to payment of benefits. Upon payment of benefits, the Company will be entitled to recognize a tax deductible compensation expense. The Company's expenses for 1997, 1996 and 1995 were $10,030, $28,997 and $32,389 offset by deferred taxes of approximately $3,000, $10,000 and $11,000, respectively.

NOTE 12.  SHAREHOLDERS' EQUITY

The Savings Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

The Savings Bank may not declare or pay cash dividends if the effect would be to reduce shareholder's equity below applicable regulatory capital requirements or if such declaration and payment would otherwise violate regulatory requirements.

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined). Management believes, as of December 31, 1997, that the Savings Bank met all capital adequacy requirements to which it was subject.

To be categorized as well capitalized, the Savings Bank must maintain minimum ratios as set forth in the table. As of December 31, 1997, the most recent notification from the Office of Thrift Supervision categorized the Savings Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12.  SHAREHOLDERS' EQUITY (Continued)

                                                        December 31, 1997 (1)                      December 31, 1996 (1)
                                                  -------------------------------------------------------------------------------
                                                   Tier I         Tier I        Tier II      Tier I       Tier I       Tier II
                                                    Core       Risk--Based    Risk--Based     Core      Risk--Based   Risk--Based
                                                   Capital        Capital       Capital      Capital      Capital      Capital
                                                  -------------------------------------------------------------------------------
Equity capital (2)                                $  40,033     $  40,033     $  40,033     $  33,963    $  33,963    $  33,963
Non--includable portion of investment in                (26)          (26)          (26)
   subsidiary                                                                                     (24)         (24)         (24)
Unrealized gain on certain securities available      (1,577)       (1,577)       (1,577)
   for sale                                                                                      (200)        (200)        (200)
General valuation allowances (3)                                                  2,533                                   2,659
                                                  -------------------------------------------------------------------------------
Regulatory capital                                   38,430        38,430        40,963        33,739       33,739       36,398
Minimum capital requirement                          14,752         8,091        16,182        16,015        8,508       17,016
                                                  -------------------------------------------------------------------------------
Excess regulatory capital                         $  23,678     $  30,339     $  24,781     $  17,724    $  25,231    $  19,382
                                                  ===============================================================================
          Adjusted total assets                   $ 368,801     $ 202,272     $ 202,272     $ 400,371    $ 212,702    $ 212,702
Regulatory capital as a percentage                    10.42%        19.00%        20.25%         8.43%       15.86%       17.11%
Minimum capital requirement as a percentage            4.00%         4.00%         8.00%         4.00%        4.00%        8.00%
                                                  -------------------------------------------------------------------------------
Excess regulatory capital as a percentage              6.42%        15.00%        12.25%         4.43%       11.86%        9.11%
                                                  ===============================================================================
Well capitalized requirement as a percentage           5.00%         6.00%        10.00%         5.00%        6.00%       10.00%
                                                  ===============================================================================

(1) Dollar amounts in thousands.

(2) Represents equity capital of the consolidated Savings Bank as reported to the OTS on Form 1313.

(3) Limited to 1.25% of risk--based assets.

NOTE 13.  FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of FAS No. 107, "Disclosures about Fair Value of Financial Instruments" ("Statement 107"), requires that the Company disclose estimated fair values for its financial instruments. The market value of investments and mortgage-backed securities, as presented in Note 2, are based primarily upon quoted market prices. For substantially all other financial instruments, the fair values are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. In accordance with Statement 107, fair values are based on estimates using present value and other valuation techniques in instances where quoted prices are not available. These techniques are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. As such, the derived fair value estimates cannot be substantiated by comparison to independent markets and, further, may not be realizable in an immediate settlement of the instruments. Statement 107 also excludes certain items from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the underlying value of the Company.

Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments.

Cash and cash equivalents: The carrying amounts reported on the balance sheet for cash and cash equivalents approximate those assets' fair value.

Investment securities, including mortgage-backed securities: Fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted prices of comparable instruments. (See Note 2.)

Loans: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for all other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Deposit liabilities: The fair values disclosed for NOW, money market, and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). The carrying amounts for variable rate certificates of deposit and for those certificates of deposit maturing in less than one year approximate their fair values at the reporting date. Fair values for

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13.  FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

fixed-rate certificates of deposit are estimated using a discounted cash flow analysis, applying interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on those deposits.

Borrowings: Fair values for the Company's variable rate FHLB advances and other borrowings are deemed to equal carrying value. Fair values for fixed rate borrowings are estimated using a discounted cash flow analysis similar to that used in valuing fixed rate deposit liabilities.

Off-balance sheet instruments: Fair values for the Company's commitments to extend credit would be based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements. Presently, the Company only charges a nominal loan commitment fee and, accordingly, there is no fair value associated with loan commitments. The fair value of the commitment to purchase loans is based on fees currently charged to enter into similar agreements.

The following table presents the estimates of fair value of financial instruments:

                                                             December 31, 1997                  December 31, 1996
                                                     --------------------------------- -----------------------------------
                                                        Carrying            Fair            Carrying            Fair
                                                          Value            Value             Value             Value
                                                     ---------------  ---------------- ------------------ ----------------
ASSETS:
  Cash and cash equivalents                             $ 15,648,757      $ 15,648,757       $ 16,734,483     $ 16,734,483
  Investment securities available for sale                94,658,748        94,658,748        125,288,762      125,288,762
  Loans receivable, net                                  256,005,938       259,097,041        255,769,702      257,895,385
LIABILITIES:
  Deposits                                               275,221,031       272,574,727        267,619,176      264,553,152
  FHLB advances and other borrowings                      47,724,598        47,748,797         86,455,211       86,483,337
  Advance payments by borrowers                            1,876,095         1,876,095          1,600,202        1,600,202


NOTE 14.  LOANS TO RELATED PARTIES

The Company has granted loans to the officers and directors of the Company and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $435,693 and $263,242 at December 31, 1997 and 1996, respectively. During 1997 and 1996, $45,000 and $170,000 in new loans were made and $58,339 and $63,757 were advanced under existing lines of credit. The $170,000 approved during 1996 was disbursed in 1997. Repayments totalled $100,888 and $76,368 in 1997 and 1996, respectively.


NOTE 15.  DERIVATIVE FINANCIAL INSTRUMENTS

In October 1994, the FASB issued FAS 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," which is generally effective for calendar year 1994 financial statements. The Company, Savings Bank and its subsidiary have not historically invested in instruments which are typically described as derivative financial instruments, and have no current plans to do so, for trading, investing, hedging or other purposes. Instruments of this type include future, forward, swap and option contracts, and interest rate caps and floors.

FAS 119 expanded the definition of derivative financial instruments for disclosure purposes to include certain other instruments in addition to the above items, including commitments to originate loans and unsettled security purchase or sale agreements. The Company and the Savings Bank enter into these types of agreements in the normal course of business for investment purposes. The Company, Savings Bank and its subsidiary are not currently involved in trading or hedging activities, and have no current plans to do so.

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 16. CONDENSED FINANCIAL INFORMATION OF FIRST SHENANGO BANCORP, INC. (PARENT
ONLY)

First Shenango Bancorp, Inc. was organized on December 9, 1992, and began operations on April 5, 1993. The Company's balance sheets as of December 31, 1997 and 1996, and related statements of income and cash flows for the years ending December 31, 1997, 1996, and 1995 are as follows:

              BALANCE SHEET                     1997         1996
-------------------------------------------------------------------------
Assets
Cash and cash equivalents                    $   624,393   $ 1,793,796
Investments in:
  Securities                                   3,352,149     3,346,286
  Savings Bank                                40,032,561    33,963,525
Loans receivable from Savings Bank             3,551,288     4,063,699
Commercial loan                                  665,900       197,796
Other assets                                      27,117        36,630
                                             -----------   -----------
Total Assets                                 $48,253,408   $43,401,732

                                             ===========   ===========
Liabilities and Shareholders' Equity
Accrued expenses and other liabilities       $    89,016   $   108,180
Dividends payable                                302,082       239,225
                                             -----------   -----------
Total Liabilities                                391,098       347,405
Total Shareholders' Equity                    47,862,310    43,054,327
                                             -----------   -----------
Total Liabilities and Shareholders' Equity   $48,253,408   $43,401,732
                                             ===========   ===========


                  STATEMENT OF INCOME                          1997          1996           1995
- ----------------------------------------------------------------------------------------------------
Interest income                                            $   299,886   $   354,318    $   353,093
Interest on loans to Savings Bank                              253,484       263,818        302,963
Dividend from Savings Bank                                                 5,000,000      1,000,000
Loss on sale of investments                                                    1,563
Expenses                                                       120,636        91,391        147,528
                                                           -----------   -----------    -----------
Income before equity earnings and income tax                   432,734     5,525,182      1,508,528
Income tax expense                                             176,500       213,250        206,500
                                                           -----------   -----------    -----------
Net Income before Equity Earnings                              256,234     5,311,932      1,302,028
Equity in (excess dividends from) undistributed earnings
  of Savings Bank                                            4,329,456    (2,301,935)     1,777,158
                                                           -----------   -----------    -----------
Net Income                                                 $ 4,585,690   $ 3,009,997    $ 3,079,186
                                                           ===========   ===========    ===========

FIRST SHENANGO BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 16. CONDENSED FINANCIAL INFORMATION OF FIRST SHENANGO BANCORP, INC. (PARENT
ONLY) (Continued)

                   STATEMENT OF CASH FLOWS                                     1997          1996            1995
-----------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net Income                                                                 $ 4,585,690    $ 3,009,997    $ 3,079,186
Loss on sale of investments                                                                     1,563
(Equity in undistributed earnings of) excess dividends from Savings Bank    (4,329,456)     2,301,935     (1,777,158)
Change in other assets and liabilities                                          (9,644)        45,973         51,875
                                                                          -------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                      246,590      5,359,468      1,353,903
INVESTING ACTIVITIES:
  Loans to Savings Bank, net of repayments                                     512,411        114,285     (3,285,433)
  Commercial loan originations, net of repayments                             (468,104)       134,604         57,600
  Purchases of investments                                                                 (2,100,000)
  Proceeds from sales of investments                                                        1,998,437
  Proceeds from maturities of investments                                                                  3,000,128
                                                                          -------------------------------------------
  NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES                           44,307        147,326       (227,705)
  FINANCING ACTIVITIES:
  Proceeds from exercise of stock options                                      378,130         53,470         30,000
  Purchase of treasury stock                                                  (722,433)    (5,937,531)      (419,024)
  Cash dividends on common stock                                            (1,115,997)    (1,007,688)      (812,112)
                                                                          -------------------------------------------
  NET CASH USED BY FINANCING ACTIVITIES                                     (1,460,300)    (6,891,749)    (1,201,136)
                                                                          -------------------------------------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                   (1,169,403)    (1,384,955)       (74,938)
Cash and cash equivalents at beginning of year                               1,793,796      3,178,751      3,253,689
                                                                          -------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                   $   624,393    $ 1,793,796    $ 3,178,751
                                                                          ===========================================

NOTE 17.  SUBSEQUENT EVENT

On February 6, 1998, the Company entered into an Agreement of Affiliation and Plan of Merger (the "Agreement") with FirstFederal Financial Services Corp. ("FFSW") of Wooster, Ohio. Under the terms of the Agreement, the Company will merge with and into FFSW, with the Company's shareholders to receive 1.143 shares of FFSW common stock in exchange for each of their shares of the Company's common stock. FFSW is a bank holding company with total assets of $1.46 billion at December 31, 1997. The transaction, which will be accounted for as a pooling of interests, is subject to regulatory and shareholder approvals and is expected to be completed in the third quarter of 1998.